UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Director Compensation

On December 12, 2012, the Company’s Board of Directors approved the 2013 directors’ compensation program. In 2013, the Chairman of the Board will receive a monthly board fee of $3,917, the Chairman of the Audit Committee will receive a monthly board fee of $2,833 and the Chairman of the Finance Committee will receive a monthly board fee of $2,417. Each other non-employee member of the Company’s Board of Directors will receive a monthly board fee of $2,000. The Company reimburses out-of-pocket expenses incurred by all directors in connection with attending Board of Directors’ and committee meetings. Also as a component of 2013 Board compensation, in January 2013 each non-employee member of the Board of Directors will be granted equity-based compensation pursuant to the 2006 Dental Care Plus Management Equity Incentive Plan with a value of approximately $16,000, in the form of Restricted Shares. These equity-based awards will be subject to forfeiture if a director fails to attend 75% of his or her scheduled Board and committee meetings in 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: December 14, 2012	/s/ Robert C. Hodgkins, Jr.

Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer